Exhibit 99.1

SMARTFORCE PUBLIC LIMITED COMPANY (the “Company”)
THIS PROXY FOR AN EXTRAORDINARY GENERAL MEETING IS
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned Member of the Company, a public limited company organized under the laws of Ireland, hereby acknowledges receipt of the Notice of Extraordinary General Meeting of Shareholders and joint proxy statement/prospectus, each dated August 5, 2002 and hereby appoints Gregory M. Priest and Jennifer Caldwell, and each of them, proxies and attorneys-in-fact, each with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Company’s Extraordinary General Meeting to be held at 8:00 a.m. on September 6, 2002 at Jurys Hotel, Ballsbridge, Dublin 4, Ireland, and at any adjournments thereof, and to vote all shares which the undersigned would be entitled to vote if then and there personally present, on all matters set forth on the reverse side hereof.

NOTES:

1.	A proxy may (i) vote on a show of hands or on a poll, (ii) demand or join in demanding a poll and (iii) speak at the Extraordinary General Meeting.

2.	In the case of a corporation, this form must be executed either under its Common Seal or under the hand of an officer or attorney duly authorized.

3.
In the case of joint holders, the signature of any one of them will suffice, but the names of all joint holders should be shown. The vote of the senior joint holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members of the Company in respect of the joint holding.

4.
To be effective, the proxy form and the power of attorney or other authority, if any, under which it is signed, or a notarially certified copy of such power or authority must be deposited with the Company’s Registrars, Computershare Investor Services (Ireland) Limited, Heron House, Corrig Road, Sandyford Industrial Estate, Dublin 18, Ireland not less than 48 hours before the time appointed for the holding of the Extraordinary General Meeting or adjourned Extraordinary General Meeting.

5.	Any alterations made to this proxy form should be initialed.

6.	On a poll a person entitled to more than one vote need not use all his, her or its votes or cast all the votes he, she or it uses in the same way.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY
IN THE ENVELOPE PROVIDED.

☒    PLEASE MARK VOTES AS IN THIS EXAMPLE.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSAL SET FORTH BELOW AND AS SAID PROXIES DEEM APPROPRIATE ON CONSIDERATION FOR ANY MOTION MADE FOR ADJOURNMENT OF THE EXTRAORDINARY GENERAL MEETING (INCLUDING, WITHOUT LIMITATION, FOR PURPOSES OF SOLICITING ADDITIONAL VOTES FOR APPROVAL OF THE PROPOSAL SET FORTH BELOW).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL:

		For	Against	Abstain
To:		☐	☐	☐
(i)	approve the Agreement and Plan of Merger, the Merger and the issuance of ordinary shares pursuant to the Merger;
(ii)	increase the authorized share capital of the Company;
(iii)	amend the Memorandum of Association of the Company to reflect the increase in the authorized share capital of the Company;
(iv)	amend the Articles of Association of the Company to reflect the increase in the authorized share capital of the Company;
(v)	amend the Articles of Association of the Company to provide that the maximum number of directors is seven;
(vi)
generally and unconditionally authorize the directors of the Company to allot relevant securities of the Company up to an amount equal to but not exceeding the authorized but unissued share capital of the Company; and

(vii)	empower the directors of the Company to allot equity securities of the Company as if certain Irish statutory pre-emption provisions did not apply to any such allotment.

Mark here if you plan to attend the Extraordinary General Meeting. ☐	Mark here, and indicate below, for a change of address.	☐

Please sign exactly as name appears below. When shares are held by joint holders, the signature of any one of them will suffice, but the names of all joint holders should be shown. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, this form must be executed either under its Common Seal or under the hand of an officer or attorney duly authorized. If a partnership, please sign in partnership name by authorized person.

Date:	, 2002

Date:	, 2002

Signature:

(Print Name)

Signature:

(Print Name)